Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K/A) of Media General, Inc. of our report dated January 22, 2008, with respect to the consolidated financial statements of SP Newsprint Co. and Subsidiaries.

We also consent to the incorporation by reference in the following Registration Statements of Media General, Inc.:

Form S-8 (No. 2-56905),

Form S-8 (No. 33-23698),

Form S-3 (No. 33-26853),

Form S-8 (No. 33-52472),

Form S-8 (No. 333-16731),

Form S-8 (No. 333-16737),

Form S-8 (No. 333-69527),

Form S-8 (No. 333-54624),

Form S-8 (No. 333-57538),

Form S-8 (No. 333-138843),

Form S-8 (No. 333-142769), and

Form S-8 (No. 333-148976);

of our report dated January 22, 2008, with respect to the consolidated financial statements of SP Newsprint Co. and Subsidiaries, incorporated by reference in this Annual Report (Form 10-K/A) of Media General, Inc., for the fiscal year ended December 27, 2009.

/s/ Ernst & Young LLP

Atlanta, Georgia

May 5, 2010